UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005, we filed a Current Report on Form 8-K announcing the appointment of Michael A. Morache as President and Chief Executive Officer of PLATO Learning, Inc. (the "Company"). At that time, the employment arrangements between Mr. Morache and the Company had not been finalized. Effective February 28, 2005, we entered into an employment agreement with Mr. Morache, a copy of which is attached hereto as Exhibit 10.50.

The agreement has an initial term through February 28, 2007. On February 28, 2007, and each February 28 thereafter, the agreement will be automatically extended for an additional one year, unless terminated prior to that date. In the event of a change in control, as defined, the agreement term is automatically extended for two years from the date of the change in control.

Under the terms of the agreement, Mr. Morache will: (a) receive an annual salary of $400,000 which cannot be reduced and is subject to review at least annually, (b) receive options to purchase 200,000 shares of the Company's common stock on February 28, 2005 at an exercise price equal to the fair market value on that date, (c) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (d) be eligible for grants of stock options and restricted stock in accordance with our stock plans based on performance criteria determined by our Board of Directors, (e) receive five weeks of vacation each year, and (f) be eligible for other employee benefit plans and programs similar to those available to our other senior executives.

Upon termination by Mr. Morache for good reason or by the Company without cause, as defined, Mr. Morache will receive: (a) a lump sum severance payment equal to two times his annual salary and (b) continuation of health and other welfare benefits for twenty-four months following termination. Upon a change in control, as defined, the term of the agreement is automatically extended for two years from the date of the change in control. If Mr. Morache's employment continues for this two-year period, he will receive a lump sum cash retention bonus equal to two times his annual salary. If, during this two-year period, Mr. Morache terminates employment for good reason or is terminated by the Company without cause, he will receive a lump sum severance payment equal to three times his annual salary.

The agreement also provides for a two year non-compete period following termination of employment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2005, we filed a Current Report on Form 8-K announcing the appointment of Michael A. Morache as President and Chief Executive Officer of PLATO Learning, Inc. (the "Company"). This appointment became effective on February 28, 2005, at which time Mr. Morache was also appointed to the Company's Board of Directors.

Mr. Morache's business experience was outlined in the Current Report on Form 8-K filed on February 8, 2005. The major terms of his employment agreement with the Company are outlined above in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

10.50 Employment Agreement, dated as of February 28, 2005, by and between PLATO Learning, Inc. and Michael A. Morache.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

March 4, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.50	Employment Agreement, dated as of February 28, 2005, by and between PLATO Learning, Inc. and Michael A. Morache.